Exhibit 10.4

FORM OF
CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This Contribution and Subscription Agreement (this “Agreement”) is entered into on this [•] day of [•], 2018, by and among US LBM Holdings, Inc., a Delaware corporation (the “Corporation”), LBM Acquisition, LLC, a Delaware limited liability company (“Acquisition”), and LBM Midco, LLC, a Delaware limited liability company (“Midco”).

RECITALS

WHEREAS, it is proposed that the Corporation engage in an underwritten initial public offering (the “Offering”) of shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”);

WHEREAS, prior to the consummation of the Offering, each party hereto will effect certain reorganization transactions (the “Reorganization Transactions”);

WHEREAS, in connection with the Reorganization Transactions, Acquisition desires and intends to (i) pay the Corporation the product of (I) the par value of the Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and (II) the number of common units representing limited liability company interests in Midco (“Midco Units”) to be held by Acquisition following the closing of the Offering, in exchange for a number of newly issued shares of Class B Common Stock (the “Class B Subscription”) such that after such exchange, Acquisition holds a number of shares of Class B Common Stock equal to the number of Midco Units held by Acquisition and (ii) purchase from the Corporation a number of shares of Class A Common Stock (the “Class A Subscription” and, together with the Class B Subscription, the “Subscription”), at the price per share expected to be paid by the underwriters at the closing of the Offering, such that the total payments from Acquisition to the Corporation equals approximately, and no less than, $500,000 (the “Acquisition Contribution”).

WHEREAS, the Corporation desires to accept the Acquisition Contribution and Subscription and issue the Class A Common Stock and the Class B Common Stock to Acquisition;

WHEREAS, in connection with the Reorganization Transactions and in furtherance of the Acquisition Contribution and Subscription, Midco desires and intends to issue Midco Units to the Corporation in the same amount as the number of shares of Class A Common Stock issued to Acquisition hereby (the “Midco Issuance”) in exchange for the proceeds of the Class A Subscription (the “Corporation Contribution”); and

WHEREAS, the respective boards of directors of the Corporation and Acquisition and the managing member of Midco have approved the Acquisition Contribution, the Corporation Contribution, the Subscription and the Midco Issuance, as applicable.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.                                      Acquisition Contribution and Subscription.  Effective upon the execution and delivery of this Agreement, (i) Acquisition hereby makes the Acquisition Contribution in exchange for the [•] shares of Class A Common Stock and the [•] shares of Class B Common Stock and (ii) the Corporation accepts the Acquisition Contribution and hereby issues the [•] shares of Class A Common Stock and the [•] shares of Class B Common Stock to Acquisition contemporaneously with its receipt of the Acquisition Contribution.

2.                                      Midco Issuance.  Effective upon the execution and delivery of this Agreement and receipt by the Corporation of the Acquisition Contribution, (i) the Corporation hereby makes the Corporation Contribution in exchange for the Midco Issuance and (ii) Midco accepts the Corporation Contribution and hereby issues [•] Midco Units to the Corporation.

3.                                      Further Assurances.  Each party hereto agrees to execute and deliver such instruments and evidences of payment and give such further assurances and perform such further acts as the other may reasonably request and as may reasonably be necessary in connection with the transactions contemplated by this Agreement.

4.                                      Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective parties hereto and their successors, transferees and assigns.

5.                                      Governing Law.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

6.                                      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

US LBM HOLDINGS, INC.

By:
	Name:	Michelle Pollock
	Title:	Senior Vice President, Secretary
and General Counsel

LBM ACQUISITION, LLC

By:
	Name:	James J. Connors, II
	Title:	Vice President

LBM MIDCO, LLC

By its sole member, LBM Acquisition, LLC

By:
	Name:	James J. Connors, II
	Title:	Vice President and Secretary

[Signature Page to Contribution and Subscription Agreement]